Exhibit 10.2

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (this “Agreement”) is executed by and among the following parties on November 28, 2018:

Pledgee: Shanghai ECMOHO Health Biotechnology Co, Ltd.

Registered Address: Floor 2&3, No. 1000 Tianyaoqiao Road, Xuhui District, Shanghai

Pledgors: Ying Wang (Chinese ID No.: ***)

                Qingchun Zeng (Chinese ID No.: ***)

Whereas:

1.	Ying Wang holds 50% of the equity interest in Shanghai Yibo Medical Devices Co., Ltd. (hereinafter referred to as “Shanghai Yibo”); Qingchun Zeng holds 50% of the equity interest in Shanghai Yibo.

2.

The Pledgee is a limited liability company registered in Shanghai, China. The Pledgee and Shanghai Yibo have entered into an Exclusive Technology Consulting and Service Agreement (the “Service Agreement”) on November 28, 2018. The Pledgee, Shanghai Yibo and the Pledgors have entered into an Exclusive Call Option Agreement (the “Exclusive Call Option Agreement”). The Pledgors have issued a Power of Attorney to the Pledgee. The aforementioned Exclusive Technology Consulting and Service Agreement, the Exclusive Call Option Agreement and the Power of Attorney shall be collectively referred to as the “Transaction Documents”.

3.

As the security to the performance of all the contract obligations under the Transaction Documents by the Pledgor and Shanghai Yibo, the Pledgors hereby pledges to the Pledgee all of the equity interest they hold in Shanghai Yibo.

After negotiation, the Parties have mutually reached agreement as follows:

1.	Definition

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	Pledge: shall have the meaning ascribed to it in Article 3 herein.

1.2	Pledged Equity Interest: means the equity interest legally held by the Pledgors in Shanghai Yibo, of which 50% is held by Ying Wang and 50% is held by Qingchun Zeng.

1.3	Term of Pledge: means the term set forth in Article 4 of this Agreement.

1.4	Event of Default: means any of the circumstances set forth in Article 8 of this Agreement.

1.5	Notice of Default: means the notice issued by the Pledgee in accordance with this Agreement declaring an Event of Default.

2.	The Pledge

2.1

The Pledgors and the Pledgee agree that according to the terms and conditions herein, the Pledgor hereby pledges to the Pledgee the Pledged Equity Interest for the performance of the Contract Obligations. To avoid any doubtfulness, the “Contract Obligations” herein means all the obligations and liabilities of the Pledgors under the Transaction Documents, and the representations, covenants and warranties thereunder; and all the obligations and liabilities of Shanghai Yibo under the Transaction Documents, and the representations, covenants and warranties thereunder.

2.2

The Pledgors and Shanghai Yibo shall use their best efforts to complete the equity interest pledge registration procedure with the Administration of Industry and Commerce as soon as possible and shall use their best efforts to maintain the validity of such registration.

3.	Pledge

3.1

The Pledgors pledge all their equity interest in Shanghai Yibo to the Pledgee as a security of the performance of all the Contract Obligations under the Transaction Documents by the Pledgors and Shanghai Yibo.

3.2

The scope of the pledge shall include all of the service fees receivable by the Pledgee, liquidated damages (if any), compensation and all the expenses relating to the performance of such pledge (including without limitation to attorney’s fee, arbitration fee, evaluation and auction fees of the Pledged Equity Interest).

3.3	The Pledge shall refer to the right of the Pledgee to be paid in priority with respect to the proceeds incurred from the discount, auction or sale of the equity interest pledged by the Pledgor.

4.	Term of Pledge

4.1

The Pledge shall be effective from the date of registration with the Administration for Industry and Commerce where Shanghai Yibo is registered until two years after the performance period of all the obligations under the Transaction Documents expires

5.	Escrow of the Certificate of Pledge; Proceeds of the Pledged Equity Interests

5.1

During the Term of Pledge set forth in this Agreement, the Pledgors shall execute or cause Shanghai Yibo to execute the certificate of capital contribution (See Exhibit 1) and the register of members (See Exhibit 2), and deliver the above-mentioned executed documents to the Pledgee to hold such documents in escrow during the Term of Pledge set forth in this Agreement.

5.2

During the Term of Pledge, the Pledgee shall have the right to collect all the proceeds generated from the Pledged Equity Interest (if any) including without limitation to bonus, dividends, and other cash and non-cash incomes generated from the Pledged Equity Interest.

6.	Representations and Warranties of the Pledgors

6.1	The Pledgee shall have the right to exercise, dispose of or transfer the Pledge in the manner provided in the provisions set forth in this Agreement.

6.2	Each of the Pledgors jointly and severally represents, guarantees and warrants to the Pledgee that:

6.2.1

he/she has all the rights in executing this Agreement and performing the obligations hereunder; he/she has granted his/her representative the authority to sign this Agreement on behalf of him/her. As of the date of this Agreement, the provisions of this Agreement shall be binding upon them.

6.2.2

the Pledgor is the legitimate holder of the Pledged Equity Interest and is entitled to pledging the Pledged Equity Interest to the Pledgee; there will be no legal or factual hindrance on the Pledgee’s exercise of Pledge in the future.

6.2.3

Shanghai Yibo is a limited liability company legitimately established under the PRC laws in good standing, which has been formally registered in the Administration of Industry and Commerce in charge whose annual surveys of each year have all been passed. The registered capital of Shanghai Yibo is RMB5,000,000.

6.2.4	neither the execution, delivery nor the performance of this Agreement will:

(a)

be in conflict with or in violation of the following documents, with or without the giving of notice or the passage of time: (i) Shanghai Yibo’s business license, articles of association, license, approval of its establishment from governmental authority, and any agreement or any other constitutional documents related to its establishment, (ii) other applicable laws and regulations; (iii) any contracts or other documents to which the Pledgors and Shanghai Yibo are parties, or by which they or their properties are bound or subject;

(b)

result in the creation or imposition of any pledge or any other Encumbrances, upon Shanghai Yibo’s property, or result in the entitlement of any third party to create or impose any pledge or any other Encumbrances, upon Shanghai Yibo’s properties;

(c)

permit the termination or amendment to any contracts or other documents to which Shanghai Yibo is a Party, or by which it or its properties are bound or subject, or result in the entitlement of any third party to terminate or amend such documents;

(d)	result in the suspension, revocation, damage, confiscation or the inability of renewal of any applicable approval, license, registration of governmental authorities.

6.2.5

except for the Pledge under this Agreement, there is no mortgage, pledge or other forms of security, preemptive right, legal mortgage, property preservation, seizure, trust, lease, option or encumbrance of other forms upon the Pledged Equity Interest on the date of this Agreement (hereinafter referred to as the “Encumbrances”).

6.2.6

with the prior written consent of the Pledgee, any of the Pledgors may accept the transfer of other Pledgors’ equity interest in Shanghai Yibo or subscribe for capital increase in Shanghai Yibo. Any equity interest obtained by the Pledgor or any increased registered capital of Shanghai Yibo shall also be deemed as the Pledged Equity Interest. Upon the completion of the transfer of equity interest or the capital increase of Shanghai Yibo, the Pledgors and Shanghai Yibo shall duly update the register of members of Shanghai Yibo to reflect the change of equity interest pledge and shall register the equity interest pledge with the relevant Administration of Industry and Commerce.

6.2.7

he/she will promptly notify the Pledgee of any event or notice received by the Pledgors that may affect the Pledgee’s rights to the equity interest or any portion thereof, as well as any event or notice received by the Pledgors that may change or affect any warranties and obligations under this Agreement.

6.2.8

if relevant legal documents such as proof, license and power of attorney are required for the disposition of the Pledged Equity Interest by the Pledgee, he/she shall unconditionally provide or obtain such documents and provide convenience to the Pledgee; The Pledgors undertake that once the Pledged Equity Interest has been transferred to the Pledgee or its designated beneficiary, the Pledgors and/or Shanghai Yibo shall unconditionally perform all legally required procedures so that the Pledgee or its designated beneficiary may legitimately obtain Shanghai Yibo’s equity interest, including without limitation to the issuance of relevant supporting document, the execution of relevant documents such as equity transfer contract.

6.2.9

the Pledgors will comply with and perform all the warranties, covenants, agreement, representations and terms for the benefit of the Pledgee. In the event of failure or partial performance of its warranties, covenants, agreement, representations and terms, the Pledgors shall indemnify the Pledgee for all the losses resulting therefrom.

6.2.10

the Pledgors hereby undertake that they have made proper arrangement and executed all the necessary documents to ensure that under the circumstance of his/her decease, disability, bankrupt, divorce or other circumstance that may influence his/her ability to exercise the equity interest, those who may receive equity interest or relevant rights such as his/her successor, guardian, debtor and spouse may not influence or hinder the performance of this Agreement.

7.	Covenant of the Pledgors

7.1	The Pledgors hereby covenant to the Pledgee that during the term of this Agreement, the Pledgors shall:

7.1.1	Except for the equity interest transferred to the Pledgee or its designated person according to the Exclusive Call Option Agreement, without the prior written consent of the Pledgee:

A.	not to transfer the equity interest, establish or permit the existence of any pledge or other Encumbrance that may influence the rights and interest of the Pledgee;

B.

not to take any action that results or may result in the decrease in the value of the Pledged Equity Interest or endanger the validity of the Pledge hereunder. Where the value of the Pledged Equity Interest significantly decreases so as to endanger the right of the Pledgee, the Pledgors shall immediately notify the Pledgee and, as reasonably required by the Pledgee, provide other properties as security satisfactory to the Pledgee and take necessary actions in solving the aforementioned matter or reduce the negative influence. The Pledgors further undertake that during the term of this Agreement, the operation of Shanghai Yibo’s business shall comply with the PRC laws in all material aspects, and shall maintain the validity of Shanghai Yibo’s permits, licenses and qualifications.

7.1.2

comply with the provisions of all laws and regulations applicable to the pledge of rights, and within five days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to the Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon the Pledgee’s reasonable request or upon consent of the Pledgee;

7.1.3

promptly notify the Pledgee of any event or notice received by Pledgors that may affect the Pledgee’s rights to the equity interest or any portion thereof, as well as any event or notice received by the Pledgors that may change or affect any warranties and obligations under this Agreement.

7.2

The Pledgors agree that the rights acquired by the Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by the Pledgors or any heirs or representatives of the Pledgors or any other persons through any legal proceedings.

7.3

To protect or perfect the security interest granted under this Agreement, the Pledgors hereby undertake to execute in good faith and to cause other parties who have interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by the Pledgee. The Pledgors also undertake to perform and to cause other parties who have an interest in the Pledge to perform actions required by the Pledgee, to facilitate the exercise by the Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding the change of ownership of Equity Interest with the Pledgee or designee(s) of the Pledgee (natural persons/legal persons). The Pledgors undertake to provide the Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by the Pledgee.

7.4

The Pledgors hereby undertake to the Pledgee that they shall comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, the Pledgors shall indemnify the Pledgee for all losses incurred therefrom.

7.5	Each Pledgor irrevocably agrees to waive its right of first refusal to the equity transferred to the Pledgee due to the exercise of the Pledge.

8.	Event of Default

8.1	Each of the following circumstances shall be deemed as an Event of Default:

8.1.1	Shanghai Yibo fails to fully perform its Contract Obligations under the Transaction Documents;

8.1.2

any material misleading or inaccuracy of the representations or warranties made by the Pledgors in Article 6 of this Agreement, and/or any breach of the representations or warranties made by the Pledgors in Article 6 of this Agreement;

8.1.3	The Pledgors violate any article herein;

8.1.4	Except for the provisions in Section 7.1.1 herein, the Pledgors transfer or in other ways dispose of the Pledged Equity Interest without the Pledgee’s written consent;

8.1.5

Any debts, security, compensation, guarantee or other liabilities of the Pledgors that (1) have been required to be paid or performed in advance; or (2) have become due but are not able to be repaid or performed, so that the Pledgee believes that the ability of the Pledgors to perform the obligations herein has been influenced;

8.1.6	The Pledgors are unable to repay debts;

8.1.7	this Agreement becomes illegal or the Pledgors are not able to continue their performance of this Agreement due to the promulgation of relevant laws;

8.1.8

Where all the permits, license, approval or grant of governmental authorities that allow this Agreement to be enforceable or legitimate or effective have been withdrawn, suspended, become void or materially changed;

8.1.9	The Pledgee considers that the ability of the Pledgor to perform its obligations under this contract has been affected by adverse changes in the property owned by the Pledgor;

8.1.10	The successor or trustee of Shanghai Yibo can only perform a part of its payment obligation or refuse to perform its payment obligation hereunder;

8.1.11	Other situations under which the Pledgee is not able to exercise the pledge right according to relevant regulations.

8.2

Upon notice or discovery of the occurrence of any circumstances or event that may lead to the above-mentioned situations described in Section 8.1, the Pledgors shall immediately notify the Pledgee in writing accordingly.

8.3

Unless the Event of Default set forth in this Section 8.1 has been successfully resolved to the Pledgee’s satisfaction, the Pledgee may issue a Notice of Default to the Pledgors in writing upon the occurrence of such Event of Default or at any time thereafter, demanding the Pledgors to immediately clear the debts and other payment amount under the Service Agreement or exercise the Pledge in accordance with Article 9 of this Agreement.

9.	Exercise of the Pledge

9.1

Where any Contract Obligations are violated or not performed, the Pledgee is entitled to dispose of all or part of the Pledged Equity Interest held by any shareholder of Shanghai Yibo (whether or not such shareholder has violated the Contract Obligations) and shall be entitled to be paid in priority for the expenses listed in Section 3.2 from the amount obtained through the disposal of the Pledged Equity Interest.

9.2	Prior to the full performance of the Service Agreement, without the Pledgee’s written consent, the Pledgors may not transfer or in other ways dispose of the Pledged Equity Interest.

9.3

The Pledgee shall issue a Notice of Default to the Pledgors when exercising the Pledge. Subject to the provisions in Article 10, the Pledgee may exercise the right to dispose of the Pledge at the same time or at any time after the issuance of the Notice of Default in accordance with Article 10.

9.4	Subject to the provisions of Section 8.3, the Pledgee may exercise the right at the same time when issuing the Notice of Default according to Section 8.3 or any time thereafter.

9.5

Where any Contract Obligations are violated or not performed, the Pledgee is entitled to priority in compensation from the price of all or part of the Pledged Equity Interest hereunder according to legal procedures or the amount of such equity interest through auction or sell-off.

9.6	When the Pledgee exercises the pledge right hereunder, the Pledgors shall provide necessary assistance with no hindrance so that the Pledgee may realize its pledge rights.

10.	Default Liability

Unless otherwise provided herein, if one Party (the “Breaching Party”) fails to perform any of its obligations hereunder or breaches this Agreement in other ways, the other Party (the “Indemnitee”) may:

A.

issue a written notice to the Breaching Party indicating the nature and scope of such breach and requiring the Breaching Party to rectify such breach at its own cost during a reasonable period (the “Cure Period”); and

B.

if the Breaching Party fails to rectify such breach within the Cure Period, the Indemnitee is entitled to requiring the Breaching Party to bear all liabilities caused by such breach, and compensate all actual losses suffered by the Indemnitee in relation with such breach, including without limitation the attorney’s fee, litigation or arbitration expenses in relation with such breach. The Indemnitee is also entitled to require specific performance by the Breaching Party. Furthermore, the Indemnitee may apply to arbitration institutions or courts for judgment of specific performance or compulsory enforcement. The exercise of the above remedy will not constitute the waiver of any other remedy available to the Indemnitee.

11.	Assignment

11.1	Without the Pledgee’s prior written consent, the Pledgors are not entitled to gift or assign their rights and obligations under this Agreement.

11.2	This Agreement shall be binding on the Pledgors and their successors, and shall be valid to the Pledgee and each of its successors and assignees.

11.3

At any time, the Pledgee may assign any and all of its rights and obligations under this Agreement to its designee(s) (natural/legal persons), in which case the assignee shall have the rights and obligations of the Pledgee under this Agreement, as if it were the original Party to this Agreement. When the Pledgee assigns the rights and obligations under this Agreement, upon the Pledgee’s request, the Pledgors shall execute relevant agreements or other documents relating to such assignment.

11.4

During the term of this Agreement, without the prior written consent of the Pledgee, the Pledgors shall not transfer all or part of their rights or obligations hereunder to any third party; however, the Pledgee is entitled to transfer all or part of its rights and obligations hereunder.

11.5	In the event of a change of pledgee due to an assignment, the parties shall enter into a new pledge agreement.

12.	Termination

Upon the full performance or termination of all the contract obligations under the Transaction Documents by Shanghai Yibo, this Agreement shall be terminated. Upon written request from the Pledgors, the Pledgee shall release the Equity Interest Pledge hereunder and, both the Pledgors and Shanghai Yibo shall register the discharge of equity interest on the register of members of Shanghai Yibo and shall register such discharge with the competent Administration of Industry and Commerce. The expenses of the release of the Equity Interest Pledge shall be borne by the Pledgors and Shanghai Yibo.

13.	Service Fees and Other Expenses

13.1

All fees and out-of-pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by the Pledgors. Where the Pledgee is required by law to pay for any relevant tax and expenses, the Pledgors shall compensate in full such paid tax and expenses to the Pledgee.

13.2

Where the Pledgors fail to pay any payable taxes or expenses according the provisions herein, or in other reasons the Pledgee has taken any ways or methods for recourse, the Pledgors shall bear all expenses so caused (including without limitation to various taxes, service fees, management fees, legal costs, counsel fees and all kinds of insurance premium for the disposal of pledge).

14.	Force Majeure

14.1

Where the performance of this Agreement is delayed or hindered due to any “Force Majeure Event”, the Party under the influence of such force majeure does not need to bear any liabilities for the part of liabilities delayed or hindered and only such part. The force majeure herein means any events that go beyond the reasonable control of one Party, and are irrevocable despite of the reasonable notice of the Party influenced by such force majeure, including without limitation to government act, natural power, fire, explosion, geographic change, storm, flood, earthquake, tide, lightning or war. However, the inadequacy of credit, fund or financing may not be deemed as the event out of control of one Party. The Party under the influence of the force majeure that seeks for the relief of liabilities under any articles hereunder shall as soon as possible notify the other Party of such relief of liabilities and the procedures to be taken for the finish of performance.

14.2

The Party under the influence of force majeure does not need to bear any liabilities hereunder. However, only if the effected Party has tried all of its reasonable efforts in performing this Agreement, may it be able to obtain such relief of liability. And such relief shall be limited to the part of liability delayed or hindered due to the force majeure. Once the cause of such relief has been corrected or rectified, both Parties agree to try their utmost in resuming the performance of this Agreement.

15.	Governing Law and Dispute Resolution

15.1	The effectiveness, interpretation, performance and dispute solution of this Agreement shall be governed by the PRC laws.

15.2

Where a dispute happens between both Parties on the interpretation and performance of this Agreement, both Parties shall negotiate in good faith in solving such dispute. Where within thirty (30) days after one Party issues a written notice on the negotiation requirement to the other Party, no agreement is reached on the dispute solution, either Party is entitled to submitting such dispute to Shanghai International Economic and Trade Arbitration Center for arbitration under its then effective arbitration rules. Place of arbitration is Shanghai. The arbitration language shall be Chinese. The arbitration award shall be final and binding upon both Parties.

15.3

During the arbitration period, except for the matters or responsibilities under arbitration, both Parties shall continue the performance of other responsibilities provided herein. The arbitrator is entitled to make appropriate award so that the Pledgee may receive appropriate legal remedy, including without limitation to restriction on the business operation of Shanghai Yibo, restriction, prohibition or order on the transfer or disposal of the Pledgors’ equity interest or assets, requirement to the Pledgors on the liquidation of Shanghai Yibo.

15.4

As required by one Party, the court of jurisdiction is entitled to provisional remedy, such as detainment or freeze of the assets or equity interest of the Breaching Party. After the arbitration award comes into effect, either Party is entitled to application for enforcement arbitration award to the court of jurisdiction.

16.	Notice

Except as may be otherwise changed through written notice provided herein, the notice herein shall be sent to the following addresses through personal delivery, fax or registered mail. Where the notice is sent through registered mail, the signature date on the receipt of the registered mail shall be deemed as the delivery date. Where the notice is sent by personal delivery or fax, the date on which it is sent shall be deemed as the delivery date. Where the notice is sent by fax, after sending the fax, the original notice shall also be immediately delivered to the following address through registered mail or personal delivery.

Pledgee:	Shanghai ECMOHO Health Biotechnology Co, Ltd.

Address: Floor 2&3, No. 1000 Tianyaoqiao Road, Xuhui District, Shanghai
Tel/Fax: 021-61132270
Attn: Ling Yu

Pledgors: Ying Wang

Address: ***
Tel/Fax: ***

Qingchun Zeng
Address: ***
Tel/Fax: ***

17.	Exhibit

The Exhibits of this Agreement constitute an integral part of this Agreement.

18.	Miscellaneous

18.1

No delay or omission to exercise any right accruing to one Party shall be construed to be a waiver of such right. The fact that certain rights have been partially or fully exercised by such Party, shall not impair such Party to exercise such rights again in the future.

18.2	This Agreement is legally binding upon both Parties and their legitimate successors and assignees.

18.3

If any provision of this Agreement is found to be invalid, illegal or unenforceable, then such provision shall be construed, to the extent feasible, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect. In such event, the Parties shall use their best efforts to negotiate in good faith a substitute, valid and enforceable provision or agreement which most nearly effects this Parties’ intent in entering into this Agreement.

18.4

This Agreement shall constitute all agreements that have been reached between the Parties on the subject thereof and shall supersedes all discussion, negotiation and contract between the Parties on such subject , including the equity pledge contract signed by both parties and other relevant parties on July 31, 2018.

19.	Effectiveness

19.1	This Agreement and any of its amendment, supplement and alteration shall all be made in writing and come into effectiveness after signed and stamped by all Parties.

19.2	The Agreement is written in Chinese and in multiple copies with the same legal effect.

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Pledgee: Shanghai ECMOHO Health Biotechnology Co, Ltd. (Stamp)

Authorized Representative: /s/ Ying Wang

Pledgors:

Ying Wang

Signature: /s/ Ying Wang

Qingchun Zeng

Signature: /s/ Qingchun Zeng

Exhibit 1

Shanghai Yibo Medical Devices Co., Ltd.

Certificate of Capital Contribution

It is hereby certified that

Ying Wang (ID Number: ***) has made capital contribution of RMB 2,500,000, holding 50% of the equity interest. All such 50% of the equity interest has been pledged to Shanghai ECMOHO Health Biotechnology Co, Ltd..

QingChun Zeng (ID Number: ***) has made capital contribution of RMB 2,500,000, holding 50% of the equity interest. All such 50% of the equity interest has been pledged to Shanghai ECMOHO Health Biotechnology Co, Ltd..

Shanghai Yibo Medical Devices Co., Ltd. (Stamp)

Signature of Legal Representative:  /s/ Qingchun Zeng

November 28, 2018

Exhibit 2

Shanghai Yibo Medical Devices Co., Ltd.

Register of Members

Name of Shareholder	ID Number	Shareholding Percentage	Pledge Registration
Ying Wang	***	50%	Pledged to Shanghai ECMOHO Health Biotechnology Co, Ltd.

Qingchun Zeng	***	50%	Pledged to Shanghai ECMOHO Health Biotechnology Co, Ltd.

Shanghai Yibo Medical Devices Co., Ltd. (Stamp)

Legal Representative: (signature)  /s/ Qingchun Zeng

Date: November 28, 2018